UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2017 Bandera Master Fund L.P., a Cayman Islands exempted limited partnership (“Bandera”), purchased an aggregate of 221,784 shares of common stock, par value $.001 per share (the “Common Stock”), of Rubicon Technology, Inc. (the “Company”), from (i) Cross Atlantic Technology Fund II, LP, a Delaware limited partnership and (ii) The Co-Investment 2000 Fund, L.P., a Delaware limited partnership ((i) and (ii) are each affiliates of Donald Caldwell, and collectively, “Cross Atlantic”), in a transaction (the “Transaction”) directly between such parties to which the Company was not a party. Based upon representations made by Bandera, following the Transaction, Bandera owned approximately 9.5% of the Company’s outstanding shares of Common Stock. In connection with the Transaction, effective November 16, 2017, Mr. Caldwell, Chairman and Chief Executive Officer of Cross Atlantic, resigned as a Class III director of the Company.

The Company has entered into a Stockholders Agreement, dated November 16, 2017 (the “Agreement”), with Bandera, Bandera Partners, LLC, Greg Bylinsky and Jefferson Gramm (collectively, the “Bandera Parties” and together with and their affiliates and associates (the “Bandera Group”)). Except as specified therein, the Agreement terminates on the earlier of (i) the third anniversary of the date of the Agreement and (ii) five business days after Timothy Brog is no longer the Company’s Chief Executive Officer (the effective date of such termination, the “Termination Date”).

Under the Agreement, the Company agreed that its Board of Directors (the “Board”) would take all action necessary to appoint Jefferson Gramm as a Class III director of the Company. Accordingly, on November 16, 2017, Mr. Gramm was appointed as a Class III director of the Company to fill the vacancy created by Mr. Caldwell’s resignation. In the event that Mr. Gramm is unable to serve as a director, resigns as a director or is removed as a director without cause prior to the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), the Bandera Group shall have the ability to recommend a substitute person for appointment or election to the Board, subject to Board approval. Mr. Gramm shall be subject to the Company’s policies applicable to directors of the Company, and shall meet the Company’s requirements to serve as an independent director and member of the Board’s audit committee.

If at any time prior to the 2019 Annual Meeting the Bandera Group’s beneficial ownership of Common Stock is reduced to less than 5% of the Company’s outstanding shares of Common Stock, Bandera shall provide written notice to the Board and the Company may, in its sole discretion, determine to request that Mr. Gramm resign from the Board and, following such request, Mr. Gramm shall resign.

Until the Termination Date, each member of the Bandera Group shall, or shall cause their representatives on their behalf to, (i) appear at each stockholder meeting of the Company and (ii) on each proposal submitted to the Company’s stockholders, including without limitation the election of directors, vote all shares of Common Stock beneficially owned by them and over which they have voting power as recommended by the Board.

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Until the Termination Date, subject to certain exceptions, each member of the Bandera Group shall not, and shall cause their affiliates and associates not to: (a) (i) nominate or recommend any person for election to the Board; (ii) participate in any solicitation of proxies in respect of any contested director’s election; (iii) submit any stockholder proposal for consideration at, or bring any other business before, any stockholder meeting; (iv) participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or bring any other business before, any stockholder meeting; or (v) participate in any “withhold” or similar campaign with respect to any stockholder meeting or any solicitation of written consents of stockholders; (b) form or participate in any group (other than a group solely consisting of the members of the Bandera Group) with respect to any Company voting securities in connection with any stockholder meeting; (c) deposit any Company voting securities in any voting trust or any similar arrangement or agreement; (d) seek, alone or in concert with others, to amend any provision of the Company’s certificate of incorporation or bylaws; (e) demand an inspection of the Company’s books and records; (f) effect or participate in, or in any way assist a material transaction involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; (g) enter into any discussions with any third party with respect to the foregoing, or encourage any third party to take any action with respect to any of the foregoing, or otherwise take or cause any action materially inconsistent with any of the foregoing; or (h) take any action challenging the validity or enforceability of the Agreement, or publicly make or in any way advance publicly any request or proposal that the Company or Board amend, modify or waive any provision of the Agreement.

Until the Termination Date, neither the Company nor any member of the Bandera Group shall make any public statement concerning the subject matter of the Agreement that is inconsistent with or contrary to the terms of the Agreement, except as required by law or applicable stock exchange listing rules or with the prior written consent of the other.

Until November 16, 2018, the Bandera Group shall not directly or indirectly acquire any additional voting securities of the Company; provided, that any securities of the Company granted or awarded to Mr. Gramm in his capacity as a director of the Company shall not be subject to such restriction.

The foregoing summary of the Agreement does not purport to be complete. Such summary is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As further described in Item 1.01, in connection with the Transaction, effective November 16, 2017, (i) Cross Atlantic Technology Fund II and The Co-Investment 2000 Fund L.P., entities affiliated with Mr. Caldwell, sold shares of Common Stock to Bandera and (ii) Mr. Caldwell, Chairman and Chief Executive Officer of Cross Atlantic, resigned as a Class III director of the Company. Mr. Caldwell was a member of the Board’s audit, compensation and nominating and corporate governance committees.

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Pursuant to the terms of the Agreement, effective November 16, 2017, the Board elected Mr. Gramm as a Class III director to fill the vacancy created by Mr. Caldwell’s resignation. Mr. Gramm’s term will expire at the 2019 Annual Meeting. Mr. Gramm will serve on the Company’s audit, compensation and nominating and corporate governance committees.

Jefferson Gramm, 42, is a portfolio manager at Bandera Partners, a value-oriented investment partnership. Mr. Gramm has been in his present position with Bandera since 2006. He is Chairman of the Board of Tandy Leather Factory, where he has been a Director since 2014. His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006. He was a Director of Ambassadors Group Inc., Morgan’s Foods Inc. and Peerless Systems Corp. He received an M.B.A. from Columbia University in 2003 and an A.B. in Philosophy from University of Chicago in 1996.

As further described in Item 1.01 hereof, Mr. Gramm was selected as a director pursuant to the Agreement.

Mr. Gramm will receive compensation in accordance with the Company’s compensation policy applicable to all non-employee directors. Such compensation is payable in installments at the end of each remaining full calendar quarter in 2017 in an equal combination of cash and restricted common stock. Any restricted common stock issued to Mr. Gramm as part of his base fee will be subject to the terms and conditions set forth in the Company’s 2016 Stock Incentive Plan and the standard form restricted stock agreement utilized by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stockholders Agreement by and among Rubicon Technology, Inc., Bandera Partners LLC, Bandera Master Fund L.P., Gregory Bylinsky and Jefferson Gramm, dated as of November 16, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: November 16, 2017	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stockholders Agreement by and among Rubicon Technology, Inc., Bandera Partners LLC, Bandera Master Fund L.P., Gregory Bylinsky and Jefferson Gramm, dated as of November 16, 2017.

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